                                                                    EXHIBIT 11.1


                   THE FAILURE GROUP, INC. AND SUBSIDIARIES

                      STATEMENT REGARDING COMPUTATION OF
                          NET INCOME (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             Year Ended         Year Ended         Year Ended
                                                              January 3         December 29        December 30
                                                                 1997              1995               1994
                                                                 ----              ----               ----
Weighted average common shares issued and
  outstanding................................                   6,702              6,654               7,302


Common stock equivalents - options and
  awards /1,2/...............................                      --                 --                  --
                                                                -----              -----               -----

Weighted average number of common
  shares before extraordinary item...........                   6,702              6,654               7,302
                                                                =====              =====               =====

Weighted average number of common
  shares for extraordinary item and net
  income (loss)..............................                   6,663              6,554               7,302
                                                                -----              -----               -----

Net Income (loss) before extraordinary item..                  $    7             $2,022              $1,120
                                                                =====              =====               =====
Net Income (loss)............................                   $(436)            $2,022              $1,120
                                                                =====              =====               =====
Net Income (loss) per share before
  extraordinary item.........................                  $ 0.00             $  .30             $   .15
                                                                =====              =====               =====
Net Income (loss) per share for
  extraordinary item and net income (loss)...                  $(0.07)            $  .30             $   .15
                                                                =====              =====               =====

/1/ The dilutive impact of options and awards determined using the fully-diluted the dilutive impact represented in this statement determined using the caulculation.

/2/ Calculated on the modified treasury stock method.